UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2015 (May 11, 2015)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2015 Equity Financing

On May 11, 2015, Nanosphere, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with institutional accredited investors (the “Investors”) in a registered direct offering of 4,400 shares of the Company’s Series A Convertible Preferred Stock (The “Series A Preferred Stock”) , which are convertible into a total of 1,168,659 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), at a conversion price of $3.765, and warrants to purchase shares of Common Stock exercisable for up to 1,168,659 additional shares of Common Stock, in the aggregate (the “Investor Warrants”). The Investor Warrants have an exercise price of $3.65 per share and are exercisable for 5 years commencing six months from the closing date.

The rights, preferences and privileges of the Series A Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, which the Company filed with the Delaware Secretary of State on May 12, 2015 that was effective upon filing. Each share of Series A Convertible Preferred Stock is convertible into shares of the Company’s Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting shares Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of the Company’s Common Stock then issued and outstanding, which may be increased to 9.99% in certain circumstances. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series A Preferred Stock will receive a payment equal to $0.01 per share of Series A Preferred Stock before any proceeds are distributed to the holders of Common Stock, and thereafter will share in any liquidation distribution with the Common Stock on an as-converted basis. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Preferred Stock will be required to amend any provision of our certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series A Preferred Stock. Shares of Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, provided, that the Series A Preferred Stock will share in any dividends declared on the Common Stock on an as-converted basis, and will rank:

•	senior to all of our Common Stock to the extent of its liquidation preference of $44.00;

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series A Preferred Stock to the extent of its liquidation preference of $44.00;

•	senior to warrants to purchase 6,801 shares of our Common Stock outstanding prior to May 11, 2015, warrants to purchase 1,168,659 shares of our Common Stock to be issued in the concurrent private placement, warrants to purchase 1,000,000 shares of our Common Stock to be issued under the 2015 Loan Agreement (as defined below), and warrants to purchase an aggregate of 70,120 shares of our Common Stock to be issued to the placement agent or certain of its principals in this offering, in each case to the extent of its liquidation preference of $44.00; and

•	on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock.

On May 14, 2015, the Company completed the issuance and sale of the Series A Preferred Stock and Investor Warrants for $4.4 million. Net proceeds from the sale of the shares of convertible preferred stock and warrants after placement agent fees and other offering expenses are expected to be approximately $4.0 million. The Company intends to use the proceeds of the offering for general corporate purposes and working capital. Under the terms of the Purchase Agreement, the Company is restricted from selling equity securities for the first 150 days following the closing, subject to certain exceptions. This restriction shall lapse if the Company’s Common Stock achieves a volume weighted average price of least $6 per share with an average daily trading volume of at least $250,000 for any period of 20 consecutive trading days.

The issuance and sale of the Series A Preferred Stock was completed pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-183916), including the prospectus dated November 5, 2012 contained therein, and the prospectus supplement thereto dated May 11, 2015.

The issuance and sale of the Investor Warrants to the Investors was completed in a concurrent private placement. The Investor Warrants and the shares of our Common Stock issuable upon the exercise of the Investor Warrants are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), and were issued and sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In connection with the issuance and sale of the Series A Preferred Stock and Investor Warrants, and as partial payment of the placement agent’s fees in connection therewith, the Company issued to the placement agent and certain of its principals warrants to purchase an aggregate of 70,120 shares of our Common Stock at an exercise price of $4.45 per share and otherwise with the same terms and conditions as the Investor Warrants (the “PA Warrants”).

In connection with the issuance and sale of Investor Warrants, the Company also entered into a registration rights agreement with the Investors (the “Investor RRA”) pursuant to which the Company will be required to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register the resale by the Investors and their permitted transferees of shares of Common Stock issuable to them upon exercise of the Investor Warrants and use its reasonable best efforts to maintain the effectiveness of such registration statement(s).

The foregoing is only a brief description of the material terms of the Purchase Agreement, the Investor Warrants, the PA Warrants and the Investor RRA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement, the Investor Warrants, the PA Warrants and the Investor RRA. The Purchase Agreement and Investor RRA are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference. The Investor Warrants and PA Warrants are filed as Exhibits 4.3 to 4.8 to this Current Report on Form 8-K and are incorporated herein by reference.

2015 Loan Agreement

On May 14, 2015, the Company entered into a Loan and Security Agreement (the “2015 Loan Agreement”) with NSPH Funding LLC, an affiliate of Life Sciences Alternative Funding, LLC, and SWK Funding LLC, as lenders (together, the “New Lenders”) providing for the New Lenders to advance term loans in an aggregate amount of up to $30 million (the “Loan”) to the Company. NSPH Funding LLC will also act as agent under the 2015 Loan Agreement (the “Collateral Agent”).

On May 14, 2015 (the “Closing Date”), the Company drew down $20 million of the Loan. The Company is required to maintain a minimum of $3.0 million in accounts that are subject to a control agreement in favor of the Collateral Agent (which minimum amount will be increased to $4.0 million after the earlier of the funding of the second tranche of the Loan or March 31, 2016). The remaining $10 million of the New Lenders’ commitment (the “Second Advance”) can be drawn upon satisfaction of certain other conditions on or before the first anniversary of the Closing Date, including the Company achieving trailing six month revenue of at least $12 million during any consecutive six month period and the Company selling no less than 100 cumulative new units during any 12 month period starting January 1, 2015. There can be no assurance that the Company will achieve the foregoing requirements in order to be able to draw the Second Advance. Under the 2015 Loan Agreement, the Company will pay interest only (the “Interest Only Period”) on a quarterly basis until the earlier of (i) three years from the Closing Date or (ii) the Company’s failure to satisfy a ratio of certain expenses to gross profit as set forth in the 2015 Loan Agreement. At the conclusion of the Interest Only Period, the Company will be required to repay a portion of the outstanding principal and all accrued interest on a quarterly basis through the maturity date of the Loan depending on certain revenue thresholds established under the Loan Agreement, but subject to certain caps on the principal amount to be paid per fiscal quarter as established under the Loan Agreement.

The term of the Loan (including the second tranche, if advanced) is six years, or earlier if the Company fails to satisfy a ratio of certain expenses to gross profits or if an event of default occurs, all as set forth in the 2015 Loan Agreement. Interest on the Loan will accrue at a rate of 11.50% per annum plus the greater of (i) 1.00%, or (ii) LIBOR. The interest rate will increase by 5.00% upon the occurrence and during the continuation of an event of default under the 2015 Loan Agreement. Upon execution of the 2015 Loan Agreement, the Company paid a facility fee for the Loan of $0.45 million. A final fee equal to 5.00% of the aggregate principal amount of the Loan funded (without regard to prepayments during the term of the Loan) at such time will be due upon any repayment of the Loan or acceleration of the Loan. In the event that the Loan is prepaid or accelerated for any reason prior to the third anniversary of the Closing Date, a prepayment fee equal to 2.00% of the principal amount prepaid (if prior to the first anniversary of the Closing Date) or 1.00% (if after the first anniversary but prior to the third anniversary of the Closing Date) is also payable. The Loan is secured by substantially all of the assets of the Company, including, without limitation, the Company’s intellectual property.

The 2015 Loan Agreement includes a covenant that the Company must raise at least $6 million in net proceeds from either equity financings or licensing or strategic partnership transactions within eight months following the Closing Date. The 2015 Loan Agreement also includes customary negative covenants that restrict the Company from incurring additional debt or disposing of material assets (except for sales in the ordinary course). The 2015 Loan Agreement also provides for customary events of default, including among others, nonpayment of principal, interest, fees or other amounts; material inaccuracy of representations; violation of covenants (including the covenant to raise $6 million in capital discussed above); and bankruptcy or insolvency of the Company. If an event of default occurs under the 2015 Loan Agreement, the entire outstanding balance would become immediately due and payable upon notice in certain instances from the Collateral Agent or New Lenders (or on an automatic basis in the event of a bankruptcy or insolvency event).

In connection with the 2015 Loan Agreement, on May 14, 2015 the Company entered into an Intellectual Property Security Agreement in favor of the Collateral Agent (the “Intellectual Property Security Agreement”), pursuant to which the Company granted a security interest in its intellectual property to the Collateral Agent as collateral for the Loan.

As consideration for the funding of the Loan and the New Lenders’ commitment thereunder, the Company issued warrants to the New Lenders to acquire an aggregate of up to 1,000,000 shares of the Company’s Common Stock with an exercise price of $0.01 per share and an expiration date that is ten years from the date of the 2015 Loan Agreement (the “Lender Warrants”). The Lender Warrants can be settled in shares of our common stock by cashless exercise in lieu of payment of the exercise price at the option of the New Lenders. The Lender Warrants were issued in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act, based in part upon representations made by the New Lenders to the Company that they are “accredited investors” within the meaning of Regulation D promulgated under the Securities Act. The Lender Warrants and the shares of Common Stock issuable upon exercise of the Lender Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No underwriting discounts or commissions or similar fees are payable in connection with the issuance of the Lender Warrants.

In connection with the issuance of the Lender Warrants, the Company entered into a Registration Rights Agreement with the New Lenders (the “Lender RRA”) pursuant to which the Company will be required to file one or more registration statements with the SEC to register the resale by the New Lenders and their permitted transferees of shares of Common Stock issuable to them upon exercise of the Lender Warrants and use its reasonable best efforts to maintain the effectiveness of such registration statement(s).

The foregoing is only a brief description of the material terms of the 2015 Loan Agreement, the Lender Warrants and the Lender RRA and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the 2015 Loan Agreement, the Intellectual Property Security Agreement, the Lender Warrants and the Lender RRA, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, and 10.3 hereto and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On May 14, 2015, concurrent with the Company’s entry into the 2015 Loan Agreement, the Company terminated its existing debt facility with Silicon Valley Bank and Oxford Finance, LLC (the “Prior Lenders”) and repaid approximately $8.9 million in full satisfaction of all outstanding liabilities and obligations to the Prior Lenders under the Loan and Security Agreement dated May 6, 2013 by and between the Company and the Prior Lenders (the “2013 Loan Agreement”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The statements in Item 1.01, above, describing the 2015 Loan Agreement are incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The statements in Item 1.02, above, describing the termination of the 2013 Loan Agreement are incorporated by reference into this Item 2.04.

Item 3.02 Unregistered Sales of Equity Securities.

The statements in Item 1.01, above, describing the Investor Warrants, the PA Warrants, and the Lender Warrants are incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The statements in Item 1.01, above, describing the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, which the Company filed with the Delaware Secretary of State on May 12, 2015, are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Nanosphere, Inc. dated May 12, 2015.

4.1	Warrant to purchase common stock dated May 14, 2015 issued to NSPH Funding LLC.

4.2	Warrant to purchase common stock dated May 14, 2015 issued to SWK Funding LLC.

4.3	Warrant to purchase common stock dated May 14, 2015 issued to Sabby Healthcare Master Fund, Ltd.

4.4	Warrant to purchase common stock dated May 14, 2015 issued to Sabby Volatility Warrant Master Fund, Ltd.

4.5	Warrant to purchase common stock dated May 14, 2015 issued to H.C. Wainwright & Co, LLC.

Exhibit Number	Description

4.6	Warrant to purchase common stock dated May 14, 2015 issued to Noam Rubinstein.

4.7	Warrant to purchase common stock dated May 14, 2015 issued to Michael Vasinkevich.

4.8	Warrant to purchase common stock dated May 14, 2015 issued to Mark Viklund.

4.9	Warrant to purchase common stock dated May 14, 2015 issued to Charles Worthman.

4.10	Specimen stock certificate for Series A Convertible Preferred Stock.

5.1	Opinion of Seyfarth Shaw LLP.

10.1	Loan and Security Agreement dated as of May 14, 2015 among NSPH Funding LLC, as collateral agent, and NSPH Funding LLC and SWK Funding LLC, as Lenders, and the Company.

10.2	Intellectual Property Security Agreement dated as of May 14, 2015, made by the Company in favor of NSPH Funding LLC.

10.3	Registration Rights Agreement dated as of May 14, 2015 among NSPH Funding LLC, SWK Funding LLC, and the Company.

10.4	Securities Purchase Agreement dated May 11, 2015 by and between the Company, Sabby Volatility Warrant Master Fund, Ltd. And Sabby Healthcare Master Fund, Ltd.

10.5	Registration Rights Agreement dated May 11, 2015 by and between the Company, Sabby Volatility Warrant Master Fund, Ltd. And Sabby Healthcare Master Fund, Ltd.

99.1	Press Release of Nanosphere, Inc. dated May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

(Registrant)

By:	/s/ Michael K. McGarrity
Michael J. McGarrity President and Chief Executive Officer

Date: May 14, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Nanosphere, Inc. dated May 12, 2015.

4.1	Warrant to purchase common stock dated May 14, 2015 issued to NSPH Funding LLC.

4.2	Warrant to purchase common stock dated May 14, 2015 issued to SWK Funding LLC.

4.3	Warrant to purchase common stock dated May 14, 2015 issued to Sabby Healthcare Master Fund, Ltd.

4.4	Warrant to purchase common stock dated May 14, 2015 issued to Sabby Volatility Warrant Master Fund, Ltd.

4.5	Warrant to purchase common stock dated May 14, 2015 issued to H.C. Wainwright & Co, LLC.

4.6	Warrant to purchase common stock dated May 14, 2015 issued to Noam Rubinstein.

4.7	Warrant to purchase common stock dated May 14, 2015 issued to Michael Vasinkevich.

4.8	Warrant to purchase common stock dated May 14, 2015 issued to Mark Viklund.

4.9	Warrant to purchase common stock dated May 14, 2015 issued to Charles Worthman.

4.10	Specimen stock certificate for Series A Convertible Preferred Stock.

5.1	Opinion of Seyfarth Shaw LLP.

10.1	Loan and Security Agreement dated as of May 14, 2015 among NSPH Funding LLC, as collateral agent, and NSPH Funding LLC and SWK Funding LLC, as Lenders, and the Company.

10.2	Intellectual Property Security Agreement dated as of May 14, 2015, made by the Company in favor of NSPH Funding LLC.

10.3	Registration Rights Agreement dated as of May 14, 2015 among NSPH Funding LLC, SWK Funding LLC, and the Company.

10.4	Securities Purchase Agreement dated May 11, 2015 by and between the Company, Sabby Volatility Warrant Master Fund, Ltd. And Sabby Healthcare Master Fund, Ltd.

10.5	Registration Rights Agreement dated May 11, 2015 by and between the Company, Sabby Volatility Warrant Master Fund, Ltd. And Sabby Healthcare Master Fund, Ltd.

99.1	Press Release of Nanosphere, Inc. dated May 14, 2015.